Exhibit 10(xxiv)\
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
AND
STATE OF OHIO
DEPARTMENT OF COMMERCE
DIVISION OF FINANCIAL INSTITUTIONS
In the Matter of
ADVANTAGE BANK CAMBRIDGE, OHIO
(INSURED STATE NONMEMBER BANK)
ORDER TO CEASE AND DESIST
FDIC-09-195b
Advantage Bank, Cambridge, Ohio, (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under sections 1121.32 and 1121.38 of the Ohio Revised Code, Ohio Rev. Code. Ann. §§ 1121.32 and 1121.38 (Anderson) regarding hearings before the Division of Financial Institutions for the State of Ohio (“Division”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the Division, dated July 29, 2009, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC and the Division.
The FDIC and the Division considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking. The FDIC and the Division, therefore, accepted the CONSENT AGREEMENT and issued the following:
IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), regulated persons, as that term is defined in Ohio Revised Code section 1121.01, and its successors and assigns, cease and desist from the following unsafe or unsound banking practices:
A. Operating with management whose policies and practices are detrimental to the Bank and jeopardize the safety of its deposits.
B. Operating with a board of directors which has failed to provide adequate supervision over and direction to the management of the Bank to prevent unsafe and unsound banking practices.
C. Operating with an inadequate level of capital protection for the kind and quality of assets held.
D. Operating in a manner which has resulted in loss to the institution.

E. Engaging in hazardous lending and lax collection practices.
F. Operating with an excessive level of adversely classified assets, delinquent loans, and nonaccrual loans.
G. Operating with inadequate liquidity in light of the Bank’s asset and liability mix.
IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns, take affirmative action as follows:
MANAGEMENT
1. (a) Within 120 days from the effective date of this ORDER, the Bank shall have completed a written analysis and assessment of the Bank’s management and staffing needs and developed a plan to have and retain qualified management with proven ability in managing a bank of comparable size and complexity (“Management Plan”). Within 30 days from the effective date of this ORDER, the board of directors (“Board”) shall engage an experienced independent advisor to provide assistance in conducting the analysis and assessment, and development of the Management Plan.
(b) The Management Plan shall include, at a minimum:
(i) Identification of both the type and number of officer positions needed to properly manage and supervise the affairs of the Bank;
(ii) Identification and establishment of such committee(s) comprised of Bank directors (“board committees”) as are needed to provide guidance and oversight to active management;
(iii) Evaluation of all Bank officers to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties; and
(iv) A plan to reorganize and/or train existing personnel and/or recruit and hire any additional or replacement personnel so that the Bank will have management and staff with the requisite ability, experience and other qualifications to fill those officer or staff member positions identified by the analysis and assessment required by this paragraph of the ORDER.
(c) The Management Plan shall be submitted to the Regional Director of the FDIC (“Regional Director”) and the Division for review and comment upon its completion. Within 30 days of receipt of any comments from the Regional Director and the Division, the Bank shall adopt any recommended changes and the Board shall approve the Management Plan, and record its approval in the minutes of the meeting of the Board. Thereafter, the Bank, its directors and officers shall implement and follow the Management Plan.
(d) During the life of this ORDER, prior to the addition of any individual to the Board or the employment of any individual as a senior executive officer, the Bank shall request and obtain the Division’s written approval. For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).

BOARD PARTICIPATION
2. (a) As of the effective date of this ORDER, the Board shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, charged off, and recovered loans; the adequacy of the Bank’s ALLL; investment activity; liquidity; asset/liability management; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews, including management’s responses; and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.
(b) Within 180 days from this Order, the Bank shall increase its Board by the addition of two (2) independent directors. Potential Board member names shall be submitted for approval to both the Regional Director and the Division.
(c) Within 30 days from the effective date of this ORDER, the Bank’s Board shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.
CAPITAL
3. (a) Within 180 days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 8.0 percent. For purposes of this ORDER, Tier 1 capital and total assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.
(b) If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the Board of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Ohio Department of Commerce, Division of Financial Institutions, 77 South High Street, 21st Floor, Columbus, Ohio 43215-6120, for their review. Any changes requested to be made in the materials by the FDIC or the Division shall be made prior to their dissemination.
(c) In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

DIVIDEND RESTRICTION
4. As of the effective date of this ORDER, the Bank shall not declare or pay any cash dividend without the prior written consent of the Regional Director and the Division.
PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
5. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit that have been charged off the books of the Bank, either in whole or in part, or classified “Loss” in the Report of Examination dated as of December 8, 2008 (“ Joint Report”), so long as such credit remains uncollected.
(b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the “Joint Report”, and is uncollected unless the Bank’s Board has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable Board meeting. A copy of the statement shall be placed in the appropriate loan file.
REDUCTION OF CLASSIFIED ASSETS
6. (a) Within 90 days from the effective date of this ORDER, the Bank shall provide a written plan to reduce the Bank’s risk position in each asset in excess of $250,000 which is delinquent or classified “Substandard” or “Doubtful” in the “Joint Report”, subsequent reports of examination, external loan review, or by management in the internal loan review process. The plan shall include, but not be limited to, provisions which:
(i) Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;
(ii) Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;
(iii) Delineate areas of responsibility for loan officers;
(iv) Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and
(v) Provide for the submission of monthly written progress reports to the Bank’s Board for review and notation in minutes of the meetings of the Board.
(b) As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the Division.
(c) The plan required by this paragraph shall be submitted to the Regional Director and the Division for review and comment. Within 30 days of receipt of any written comments from the Regional Director or the Division the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan.

LOSS CHARGE-OFF
7. As of the effective date of this Order the Bank shall charge off from its books and records any loan classified “Loss” in the Joint Report.
LIQUIDITY PLAN
8. (a) Within 45 days of the effective date of this ORDER, the Bank shall review its written liquidity and contingency funding plan (“Liquidity Plan”) and revise as necessary. The Liquidity Plan shall identify sources of liquid assets to meet the Bank’s funding needs over time horizons of one month, two months, and three months. At a minimum, the Liquidity Plan shall be prepared in conformance with the Liquidity Risk Management Guidance found at FIL-84-2008 and include provisions to address the issues identified on pages 12 through 15 of the Joint Report.
(b) The plan required by this paragraph shall be submitted to the Regional Director and the Division for review and comment. Within 30 days of receipt of any written comments from the Regional Director or the Division the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan.
RISK MANAGEMENT PROGRAMS
9. (a) Within 90 days from the effective date of this ORDER, the Bank shall submit to the Regional Director and the Division a written plan to strengthen and improve management of the overall risk exposures of the Bank. The plan shall, at a minimum, address:
(i) Enhanced policies and procedures designed to identify, assess, manage, and monitor risk exposures, including but not limited to the areas of credit, liquidity, market, and operational risks;
(ii) Measures to strengthen board and senior management oversight of risk management policies and procedures; improved measurement and monitoring of risk exposure to changes in operational activities and business functions, including new services and products, as well as market conditions;
(iii) Enhanced policies and procedures for loan modifications, improved appraisal review function and improvements in the quality and timeliness of loan reviews; and
(iv) Management information systems and reporting procedures designed to ensure that managers, directors, and committees receive timely and accurate reports necessary to effectively manage risks, monitor compliance with laws, rules and regulations, and correct any weaknesses.
(b) Within 30 days from the receipt of any written comments from the Regional Director or the Division, and after adoption of any recommended changes, the Board shall approve the written plan, which approval shall be recorded in the minutes of the Board meeting. Thereafter, the Bank shall implement and follow the written plan.
CONCENTRATIONS OF CREDIT
10. Within 60 days from the effective date of this ORDER, the Bank shall formulate adopt and implement a written plan to manage each of the concentrations of credit identified in the “Joint Report” in a safe and sound manner. At a minimum the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.
STRATEGIC PLAN
11. (a) Within 90 days from the effective date of this ORDER, the Bank shall formulate a realistic, comprehensive, written strategic plan. The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components. The written strategic plan shall address, at a minimum:
(i) Strategies for pricing policies and asset/liability management; and
(ii) Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.
(b) The plan required by this paragraph shall be submitted to the Regional Director and the Division for review and comment. Within 30 days of receipt of any written comments from the Regional Director or the Division the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan.
(c) Within 30 days from the end of each calendar quarter following the adoption of the strategic plan contemplated by paragraph (b) above, the Bank’s Board shall evaluate the Bank’s actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the Board meeting at which such evaluation is undertaken.
(d) The Board shall review the strategic plan required by this ORDER 30 days prior to the end of each calendar year during which this ORDER is in effect and submit proposed changes to the Regional Director and the Division. Within 30 days of the receipt of any written comments from the Regional Director and the Division, the Bank shall incorporate such changes and approve the revised plan, which approval shall be recorded in the minutes of a Board meeting, and the Bank shall implement and adhere to the revised plan.
PROFIT PLAN AND BUDGET
12. (a) Within 90 days from the effective date of this ORDER, the Bank shall provide a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar years 2009 and 2010. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.
(b) The written profit plan shall address, at a minimum:
(i) Realistic and comprehensive budgets;
(ii) A budget review process to monitor the income and expenses of the Bank to compare actual figures with budgetary projections;
(iii) Identification of major areas in, and means by which, earnings will be improved; and

(iv) A description of the operating assumptions that form the basis for and adequately support major projected income and expense components.
(c) Within 45 days from the end of each calendar quarter following adoption of the profit plans and budgets required by this paragraph, the Bank’s Board shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the Board meeting at which such evaluation is undertaken.
(d) A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
(e) The plans and budgets required by this paragraph shall be submitted to the Regional Director and the Division for review and comment. Within 30 days of receipt of any comments from the Regional Director or the Division the Bank shall incorporate any changes required by the Regional Director or the Division and thereafter adopt, implement, and adhere to the plan and budget.
NOTIFICATION TO SHAREHOLDERS
13. Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.
PROGRESS REPORTS
14. Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Division written progress reports signed by each member of the Bank’s Board, detailing the actions taken to secure compliance with the ORDER and the results thereof.
The effective date of this ORDER shall be 10 days after the date of its issuance by the FDIC and the Division.
The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the Division.
Pursuant to delegated authority.
Dated: ___July 31st, _2009.
Federal Deposit Insurance Corporation

/s/ M. Anthony Lowe
Regional Director
Chicago Regional Office

State of Ohio
Division of Financial Institutions

/s/
John B. Reardon
Superintendent

and

/s/
Kenneth N. Koher
Deputy Superintendent for Banks